Exhibit 3.1

BUSINESS CORPORATIONS ACT

ARTICLES OF AMALGAMATION

FORM 9

1.		NAME OF CORPORATION:

Equal Energy Ltd.

2.		THE CLASSES, AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE:

See Schedule

3.		RESTRICTIONS ON SHARE TRANSFERS (IF ANY):

See Schedule

4.		NUMBER, OR MINIMUM AND MAXIMUM NUMBER, OF DIRECTORS THAT THE CORPORATION MAY HAVE:

The Corporation shall have a minimum of 1 and a maximum of 12 directors.

5.		IF THE CORPORATION IS RESTRICTED FROM CARRYING ON A CERTAIN BUSINESS, OR RESTRICTED TO CARRYING ON A CERTAIN BUSINESS, SPECIFY THE RESTRICTION(S):

N/A

6.		OTHER RULES OR PROVISIONS (IF ANY):

See Schedule

7.	NAMES OF AMALGAMATING CORPORATION	CORPORATE ACCESS NO.

	Equal Energy Ltd.	2017178266

	Petroflow Canada Acquisition Corp.	2017888369

8.		AUTHORIZED REPRESENTATIVE (NAME & ADDRESS):

Louis Schott
525 S. Main Street, Suite 1120
Tulsa, Oklahoma 74103

DATED EFFECTIVE this 31 day of July, 2014.

Louis Schott, Secretary and Treasurer
Signature of Authorized Representative	Title of Authorized Representative